Exhibit 32.1

Visual Networks, Inc.

Written Statement of Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer of Visual Networks, Inc. (“the Company”), hereby certifies that, to his knowledge, on the date hereof:

(a)	the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2004 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Lawrence S. Barker

Lawrence S. Barker President and Chief Executive Officer May 14, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Visual Networks, Inc. and will be retained by Visual Networks, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.